Exhibit 3(i)(g)
                          MINNESOTA SECRETARY OF STATE

                     AMENDMENT OF ARTICLES OF INCORPORATION

             READ INSTRUCTIONS LISTED BELOW BEFORE COMPLETING THIS FORM

      1.        Type or print in black ink.
      2. There is a $35.00 fee payable to the Secretary of State for filing the "Amendment of Articles of Incorporation". 3. Return completed Amendment Form and Fee to the address listed on the bottom of the form.
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 CORPORATE NAME: (List the name of the company prior to any desired name change)

                                 Image Photo Systems, Inc.

      This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.


      The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number including this form ___ )

                                ARTICLE ___1_____

                The name of this corporation shall be E-bidd.com, Inc.

      This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 and I had signed this amendment under

                                  ______________________________
                                      (Signature of Authorized Person) Attorney

      Name and telephone number of contact person:  ___________________________
                                                     (Please print legibly)

      All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

      If you have any questions please contact the Secretary of State's office at ____________________________________

      RETURN TO:      Secretary of State                   STATE OF MINNESOTA
                      Secretary of State                   DEPARTMENT OF STATE
                      160 State Office Building                    FILED
                      100 Constitution Ave.                     SEP 16 1998
                      St. Paul, MN 55155-1299                      /S/
                                                            -------------------
                      (612)296-2603                          Secretary of State


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